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Exhibit 10.2

LANVISION SYSTEMS, INC.

SECOND AMENDMENT TO LEASE BETWEEN FAIRFIEW PLAZA ASSOCIATES LIMITED PARTNERSHIP AND LANVISION, INC.

                            SECOND AMENDMENT TO LEASE
       BETWEEN FAIRVIEW PLAZA ASSOCIATES LIMITED PARTNERSHIP, LESSOR, AND
                            LANVISION, INC., LESSEE

         This AMENDMENT, made and entered into this 21st day of May, 1997, by and between FAIRVIEW PLAZA ASSOCIATES LIMITED PARTNERSHIP, Lessor, and LANVISION, INC., Lessee;

         WHEREAS, the parties hereto have previously entered into a lease agreement dated February 26, 1996, regarding 1,659 rentable square feet of office space at 5970 Fairview Road, Suite 250, which lease was amended on August 12, 1996 to extend the lease term through September 30, 1999 and relocate Lessee to 3,770 rentable square feet of office space in Suite 700;

         WHEREAS, the parties hereto desire to enter into this Second Amendment to Lease as hereinafter set forth:

         1) RELOCATION: Lessee will relocate to Suite 650 of 5970 Fairview Road (the "Premises").

         2) NEW SQUARE FOOTAGE: The new square footage of the Premises is 8,141 rentable square feet (7,269 usable square feet) as outlined on Exhibit "A".

         3) LEASE TERM: The new term shall be approximately sixty (60) months, beginning on June 15, 1997 or the date the Tenant Improvements for the Premises referred to in Exhibit "B" are substantially completed and the Premises are suitable for occupancy, whichever is later (the "Commencement Date")and ending June 14, 2002 (the "Term").

         4) TENANT IMPROVEMENTS: Lessor shall provide a tenant improvement allowance of $15.00 per rentable square foot below the finished ceiling.

         Lessor will provide the labor and materials to finish the ceiling, including new building standard ceiling tile throughout, all necessary lighting, mechanical, HVAC, and sprinkler adjustments or additions. Lessor will also provide architectural and engineering services for purposes of obtaining construction drawings.


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         It is understood and agreed that the specifications in Exhibit "A" and
Exhibit "B" are accepted and approved by Lessee, as attached. If the tenant improvement work is less than the tenant improvement allowance, the unused portion may be applied to cabling, moving costs, supplemental air conditioning unit, or logo signage. If more than the tenant improvement allowance is needed for tenant improvements, Lessee shall be directly responsible and shall pay such costs in full prior to occupancy.

         Lessee shall purchase from Lessor one used Mini-Mate Air Conditioning unit in the amount of $3000.00. Lessee may apply the unused portion of the tenant improvement allowance towards the cost of the supplemental air conditioning unit. The unit will be installed by Lessor, which will be vented to the outside of the building, and will be separately metered. Lessee will be responsible for payment of the power bill for operation of the supplemental air conditioning, as well as any necessary repairs or maintenance to the unit.

         5) MOVING ALLOWANCE: Lessor will contribute up to $5,993.00 toward reimbursing Lessee for the cost of the physical move or cabling costs, in addition to any unused portion of the tenant improvement allowance used for such costs.

         6) RENTAL RATE: The base rental rate for the new space will be $17.00 per rentable square foot. The new monthly base rental, effective on the Commencement Date will be $11,533.08.

         7) RENTAL ESCALATIONS: The base rental will be escalated per the original lease as specified in Paragraphs 11 and 12 on page 2 of the original lease.

         8) AUGUST 12, 1996 FIRST AMENDMENT TO LEASE: The August 12, 1996 First Amendment to Lease by and between Lessor and Lessee with respect to 5970 Fairview Road, Suite 700 shall terminate effective upon the Commencement Date of the Second Amendment to Lease. Except as to obligations and liabilities which have accrued under the August 12, 1996 First Amendment to Lease, which obligations and liabilities shall continue, all obligations and liabilities which accrue after the Commencement Date of the Second Amendment to Lease shall be of no further force or effect.

         9) RIGHT OF FIRST REFUSAL: Lessee is hereby granted a right of first refusal to lease that certain 4,000 square feet of rentable space adjacent to the Premises and shown on Exhibit "A" attached hereto and incorporated herein by reference (the "Adjacent Space") beginning on the date hereof and continuing through the date that is twelve (12) months prior to the expiration of the Term, as extended (if extended). If Lessor receives a bona fide written offer for the Adjacent Space within the period described above (other than an offer from any tenant currently occupying the Adjacent Space), Lessor shall notify Lessee in writing, and Lessee shall have ten (10) business days from the date of such notice to notify Lessor in writing of Lessee's exercise of its right of first refusal. If Lessee gives written notice of such exercise, the Adjacent Space shall be



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incorporated into the Premises by a written amendment executed by Lessor and
Lessee upon the then current terms of this Lease. Notwithstanding the foregoing, with respect to tenant improvements, the $15.00 per rentable square foot allowance will be pro-rated over the then-remaining Term of this Lease.

         Except as herinabove stated, the terms and conditions of the original Lease and Amendments thereto shall remain if full force and effect.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Second Amendment as of the date first set forth above.

                               LESSOR:  Fairview Plaza Associates Limited

Partnership

                               By:           Fairview Plaza Limited Partnership
                                                      Its General Partner

ATTEST:                        By:          American Asset Corporation
                                                      Its General Partner

/s/ Mary H. Hoagland           By:           /s/ Paul L. Herndon
- -------------------------                    ---------------------------------
Mary H. Hoagland                             Paul L. Herndon
Assistant Secretary                          Vice President

(CORPORATE SEAL)

ATTEST:                        LESSEE: LANVISION, INC.

/s/ Alan J. Hartman            By:            /s/ Eric Lombardo
- ---------------------------                   ----------------------------------
By:  Alan J. Hartman           Printed Name     Eric S. Lombardo
    -----------------------                   ----------------------------------
Title:  General Counsel        Title:          Executive Vice President
       --------------------                   ----------------------------------

(CORPORATE SEAL)

(Attached as Exhibit A is the floor plan of the space, and as Exhibit B a list of 26 tenant improvements.)


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